Exhibit 99.1

PRESS RELEASE

Ingles Markets, Inc. Contact: Pat Jackson, Chief Financial Officer pjackson@ingles-markets.com (828) 669-2941 (Ext. 223)	August 7, 2025 For Immediate Release

Ingles Markets, Incorporated Reports Results for Third Quarter

and First Nine Months of Fiscal 2025

ASHEVILLE, N.C. - Ingles Markets, Incorporated (NASDAQ: IMKTA) today reported results for the three and nine months ended June 28, 2025.

Robert P. Ingle II, Chairman of the Board, stated, “We appreciate our associates as they continue to deliver value and a great shopping experience for our customers.”

Third Quarter Results

Net sales totaled $1.35 billion for the quarter ended June 28, 2025, compared with $1.39 billion for the quarter ended June 29, 2024.

Gross profit for the third quarter of fiscal 2025 totaled $327.3 million, or 24.3% of sales. Gross profit for the third quarter of fiscal 2024 was $329.8 million, or 23.7% of sales.

Operating and administrative expenses for the third quarter of fiscal 2025 totaled $290.1 million compared with $286.3 million for the third quarter of fiscal 2024.

Interest expenses totaled $4.9 million for the third quarter of fiscal 2025 compared with $5.4 million for the third quarter of fiscal 2024.

Net income totaled $26.2 million for the third quarter of fiscal 2025, as compared with $31.7 million for the third quarter of fiscal 2024. Basic and diluted earnings per share for Class A Common Stock were $1.41 and $1.38, respectively, for the quarter ended June 28, 2025, as compared with $1.71 and $1.67, respectively, for the quarter ended June 29, 2024. Basic and diluted earnings per share for Class B Common Stock were each $1.28 for the quarter ended June 28, 2025, as compared with $1.55 for the quarter ended June 29, 2024.

Nine Month Results

Net sales totaled $3.97 billion for the nine months ended June 28, 2025, as compared with $4.24 billion for the nine months ended June 29, 2024.

Gross profit for the nine months ended June 28, 2025, totaled $939.4 million, or 23.7% of sales. Gross profit for the nine months ended June 29, 2024, totaled $1.0 billion, or 23.6% of sales.

Operating and administrative expenses totaled $860.0 million for the nine months ended June 28, 2025, as compared to $860.8 million for the nine months ended June 29, 2024.

Interest expense totaled $14.7 million for the nine-month period ended June 28, 2025, and $16.7 million for the nine-month period ended June 29, 2024. Total debt as of June 28, 2025, was $518.0 million compared to $535.9 million as of June 29, 2024.

-MORE-

PRESS RELEASE

Net income totaled $57.9 million for the nine-month period ended June 28, 2025, compared with $107.0 million for the nine-month period ended June 29, 2024. Basic and diluted earnings per share for Class A Common Stock were $3.11 and $3.05, respectively, for the nine months ended June 28, 2025, as compared with $5.76 and $5.63, respectively, for the nine months ended June 29, 2024. Basic and diluted earnings per share for Class B Common Stock were each $2.83 for the nine months ended June 28, 2025, as compared with $5.23 for the nine months ended June 29, 2024.

Capital expenditures for the nine months ended June 28, 2025, nine-month period totaled $91.4 million, as compared with $143.0 million for the nine months ended June 28, 2024. Capital expenditures for the entire fiscal year 2025 are expected to be approximately $120 million to $160 million.

As of June 28, 2025, the Company had outstanding only a single letter of credit in the amount of $500,000 under its $150.0 million line of credit and otherwise had no borrowings outstanding thereunder. The Company believes its financial resources, including its line of credit and other internal and external sources of funds, will be sufficient to meet planned capital expenditures, debt service and working capital requirements for the foreseeable future.

About Ingles Markets, Incorporated

Ingles Markets, Incorporated is a leading grocer with operations in six southeastern states. Headquartered in Asheville, North Carolina, the Company operates 197 supermarkets. At June 28, 2025, three of the four stores temporarily closed due to damage sustained in Hurricane Helene remained closed but are expected to reopen at various times in late 2025 or in 2026. In conjunction with its supermarket operations, the Company operates neighborhood shopping centers, most of which contain an Ingles supermarket. The Company also owns a fluid dairy facility that supplies Ingles supermarkets and unaffiliated customers. To learn more about Ingles Markets visit ingles-markets.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may address, among other things, our expected financial and operational results and the related assumptions underlying our expected results. These forward-looking statements are distinguished by use of words such as “anticipate,” “aim,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and the negative of these terms, and similar references to future periods. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to, among other things: business and economic conditions generally in the Company’s operating area, including inflation or deflation; shortages of labor, distribution capacity, and some product shortages; inflation in food, labor and gasoline prices; the Company’s ability to successfully implement our expansion and operating strategies; pricing pressures and other competitive factors, including online-based procurement of products the Company sells; sudden or significant changes in the availability of gasoline and retail gasoline prices; the maturation of new and expanded stores; general concerns about food safety; the Company’s ability to manage technology and data security; the availability and terms of financing; and increases in costs, including food, utilities, labor and other goods and services significant to the Company’s operations. Detailed information about these factors and additional important factors can be found in the documents that the Company files with the Securities and Exchange Commission, such as Form 10-K, Form 10-Q and Form 8-K. Forward-looking statements speak only as of the date the statements were made. The Company does not undertake an obligation to update forward-looking information, except to the extent required by applicable law.

-MORE-

PRESS RELEASE

INGLES MARKETS, INCORPORATED

(Amounts in thousands except per share data)

Unaudited Financial Highlights

Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended		Nine Months Ended
	June 28,	June 29,	June 28,	June 29,
	2025	2024	2025	2024

Net sales	$1,346,222	$1,393,539	$3,965,609	$4,242,081
Gross profit	327,330	329,758	939,442	1,000,444
Operating and administrative expenses	290,131	286,250	859,985	860,839
Gain from sale or disposal of assets	143	643	3,097	8,982
Income from operations	37,342	44,151	82,554	148,587
Other income, net	2,769	3,554	8,909	10,542
Interest expense	4,856	5,359	14,746	16,653
Income tax expense	9,056	10,624	18,824	35,462
Net income	$26,199	$31,722	$57,893	$107,014

Basic earnings per common share – Class A	$1.41	$1.71	$3.11	$5.76
Diluted earnings per common share – Class A	$1.38	$1.67	$3.05	$5.63
Basic earnings per common share – Class B	$1.28	$1.55	$2.83	$5.23
Diluted earnings per common share – Class B	$1.28	$1.55	$2.83	$5.23

Additional selected information:
Depreciation and amortization expense	$30,678	$29,509	$92,214	$87,532
Rent expense	$1,779	$2,534	$5,507	$7,591

Condensed Consolidated Balance Sheets (Unaudited)

	June 28,	Sept. 28,
	2025	2024
ASSETS
Cash and cash equivalents	$336,087	$353,688
Receivables-net	102,278	78,266
Inventories	487,545	462,085
Other current assets	21,760	31,509
Property and equipment-net	1,524,320	1,526,708
Other assets	75,159	75,627
TOTAL ASSETS	$2,547,149	$2,527,883

LIABILITIES AND STOCKHOLDERS' EQUITY
Current maturities of long-term debt	$17,453	$17,521
Accounts payable, accrued expenses and current portion of other long-term liabilities	283,965	303,101
Deferred income taxes	67,575	63,767
Long-term debt	500,558	515,102
Other long-term liabilities	83,741	82,643
Total Liabilities	953,292	982,134
Stockholders' equity	1,593,857	1,545,749
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$2,547,149	$2,527,883

-END-